SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 3, 2006 (June 16, 2006)

TELESTONE TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	033-15096	84-1111224
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification)

(Address of principal executive offices)

Floor 6, Saiou Plaza, No. 5 Haiying Road, Fengtai Technology
Park, Beijing, China 100070

Registrant's telephone number, including area code (86)-10-836-70505

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On June 16, 2006, Telestone Technologies Corporation (the “Company”) entered into a Short-term Loan Agreement with Xing Ye Bank. The purpose of the loan is to provide the Company with working capital. The principal amount of the loan is 10 million RMB (approximately US$1,254,233) with an interest rate that is adjusted monthly at 130% of the national standard rate established on a monthly basis by the Central Bank of China (on August 1, 2006, interest rate on the loan was 7.60%). The term of the loan is from June 16, 2006 to June 16, 2007. The loan is secured by a personal guarantee by Mr. Han Daqing, the Company’s Chief Executive Officer.

The foregoing summary of the terms and conditions of the Short-term Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Short-term Loan Agreement attached as Exhibit 10.01 hereto.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 concerning the Company’s direct financial obligation is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.01	Short-term Loan Agreement, dated June 16, 2006, between Xing Ye Bank and Telestone Technologies Corporation.

99.1	Press Release of Telestone Technologies Corporation, dated August 3, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 3, 2006

TELESTONE TECHNOLOGIES CORPORATION

By:	/s/ Han Daqing
Name: Han Daqing
Title: Chief Executive Officer